As filed with the Securities and Exchange Commission on August 17, 1995 Registration Number 33-


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                 FORM S-8
                           REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933


                    CALIFORNIA MICRO DEVICES CORPORATION
            (Exact name of Registrant as specified in its charter)

         California                                   94-2672609
  (State or other jurisdiction of       (IRS Employer Identification No.)
    incorporation or organization)

             215 Topaz Street, Milpitas, California  95035-5430
(Address, including Zip Code, of Registrant's Principal Executive Offices)


                  1981 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                         1987 STOCK OPTION PLAN
                         1995 STOCK OPTION PLAN
                1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                   and
                     1995 EMPLOYEE STOCK PURCHASE PLAN


                             Scott Hover-Smoot
                        General Counsel and Secretary
                      California Micro Devices Corporation
                              215 Topaz Street
                        Milpitas, California  95035-5430
                               (408) 263-3214
          (Name, address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)

                                  Copies to:
                              PETER M. ASTIZ, ESQ.
                             JOHN F. WEINKOPF, ESQ.
                                BAKER & McKENZIE
                                 660 Hansen Way
                           Palo Alto, California 94304

-------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------
                               Proposed       Proposed
 Title of                       Maximum        Maximum
Securities        Amount       Offering       Aggregate        Amount of
  to be           to be        Price per      Offering       Registration
Registered      Registered     Share (1)      Price (1)         Fee (2)

Common Stock    2,335,000       $7.75           $7.50          $6,038.79
-------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities
     Act").  Pursuant to Rule 457(c), the maximum offering price per unit is $7.75, the average of the high and low sales price of a share of the Registrant's Common Stock reported on the Nasdaq National Market on August 14, 1995, and the maximum aggregate offering price is the product of $7.50 and 2,335,000, the number of shares of the
     Registrant's Common Stock being registered hereby.

(2)  The registration fee for the securities being registered hereby has been calculated pursuant to Section 6(b) of the Securities Act and
     Rule 457(b) promulgated thereunder as follows:  one-twenty-ninth of one percent of the proposed maximum aggregate offering price calculated in accordance with the above note.
-------------------------------------------------------------------------


The approximate date of commencement of proposed sale of these securities is as soon as practicable after this Registration Statement becomes effective.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INFORMATION INCORPORATED BY REFERENCE.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

            Annual Report on Form 10-K for the nine months ended
            March 31, 1995, including all amendments thereto;

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.     DESCRIPTION OF SECURITIES.

Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The California Corporations Code provides for the indemnification of directors, officers, employees and agents of the corporation under certain circumstances set forth in section 317. Section 317 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

     Whether or not indemnification may be paid in a particular case depends upon whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. The section provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

     If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

     If the agent loses or settles a suit brought by or on behalf of the corporation, his or her right to indemnification is more limited. If he or she is adjudged to be liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation and, in addition, that he or she acted with the care, including reasonable inquiry of an ordinarily prudent person.

     The indemnification discussed above may be authorized by a majority vote of the disinterested directors or shareholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought.

     Any provision in a corporation's Articles of Incorporation or Bylaws contained in a shareholder or director resolution that indemnifies its officers or directors must be consistent with section 317. Moreover, such a provision may prohibit permissive, but not mandatory, indemnification as described above. Last, a corporation has the power to purchase indemnity insurance for its agents even if it would not have the power to indemnify them.

     The Registrant's Board of Directors makes all decisions regarding the indemnification of its officers and directors on a case-by-case basis. The Registrant's Articles of Incorporation authorize the board of directors to provide indemnification of its agents through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by section 317, subject to the limits on such excess indemnification set forth in section 204 of the California Corporations Code.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.     EXHIBITS.

Exhibit
Number
4.1     Articles of Incorporation of the Registrant, as amended
        (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31,
        1995).

4.2     Bylaws of the Registrant (incorporated by reference to Exhibit
        3(ii)
        to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995).

5.1 Opinion of Baker & McKenzie as to legality of securities being registered.

23.1    Consent of Independent Auditors.

23.2    Consent of Counsel (contained in Exhibit 5.1).

24      Powers of Attorney.


Item 9.      UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California, on July 21, 1995.

                               CALIFORNIA MICRO DEVICES CORPORATION

                          By:  /s/ John Trewin
                               John Trewin
                               Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on July 21, 1995:

/s/ Jeffrey C. Kalb
Jeffrey C. Kalb,
(President, Chief Executive
Officer and Principal
Executive Officer)


/s/ John Trewin
John Trewin
(Vice President, Chief Financial
Officer and Principal Financial
and Accounting Officer)


__________________________                 /s/ Wade Meyercord
Chan M. Desaigoudar (Director)             Wade F. Meyercord (Director)


/s/ C.K.N. Patel                           /s/ Stuart Schube
C.K.N. Patel (Director)                    Stuart Schube (Director)


/s/ Angel G. Jordan                        /s/ John L. Sprague
Angel G. Jordan (Director)                 John L. Sprague (Director)


*By:  /s/John Trewin
      John Trewin
      Attorney-in-fact

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California, on July 21, 1995.

                                       CALIFORNIA MICRO DEVICES CORPORATION

                                  By:  /s/ Scott Hover-Smoot
                                       Scott Hover-Smoot
                                       General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on July 21, 1995:

/s/ Jeffrey C. Kalb
Jeffrey C. Kalb,
(President, Chief Executive
Officer and Principal
Executive Officer)


/s/ John E. Trewin
John Trewin
(Vice President, Chief Financial
Officer and Principal Financial
and Accounting Officer)


____________________________               /s/ Wade Meyercord
Chan M. Desaigoudar (Director)             Wade F. Meyercord (Director)


/s/ C.K.N. Patel                           /s/ Stuart Schube
C.K.N. Patel (Director)                    Stuart Schube (Director)


/s/ Angel G. Jordan                        /s/ John L. Sprague
Angel G. Jordan (Director)                 John L. Sprague (Director)

*By:  /s/Scott Hover-Smoot
      Scott Hover-Smoot
      Attorney-in-fact

                              INDEX TO EXHIBITS

Exhibit
Number                  Description                                    Page
------                  ----------------------------------------------
5.1                     Opinion of Baker & McKenzie as to legality of   10
                        securities being registered, and consent

23.1                    Consent of Ernst & Young LLP                    11

23.2                    Consent of Baker & McKenzie                     12

24.1                    Powers of Attorney                              13

                                         9

                                EXHIBIT 5.1

                        Opinion of Baker & McKenzie


                              August 14, 1995


California Micro Devices Corporation
215 Topaz Street
Milpitas, California  95035-5430

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 16, 1995 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,335,000 shares (the "Shares") of your Common Stock reserved for issuance under the 1981 Employee Incentive Stock Option Plan, 1987 Stock Option Plan, 1995 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan, and 1995 Employee Stock Purchase Plan (collectively, the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said
Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and amendments thereto.

                                Very truly yours,

                                /s/ Baker & McKenzie
                                BAKER & McKENZIE



PMA
                                        10

                                EXHIBIT 23.1


                        CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (FORMS-8) pertaining to the 1981 Employee Incentive Stock Option Plan, 1987 Stock Option Plan, 1995 Stock Option Plan, 1994 Non-employee Directors' Stock Option Plan and 1995 Employee Stock Purchase Plan of California Micro Devices Corporation of our report dated May 19, 1995, with respect to the financial statements and schedule of California Micro Devices Corporation included in its Annual Report (Form 10-K) for the period ended March 31, 1995, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP
                                               ERNST & YOUNG LLP


San Jose, California
August 16, 1995

                                EXHIBIT 23.2

                         Consent of Baker & McKenzie

The consent of Baker & McKenzie is contained in its opinion filed as
Exhibit 5.1 to the Registration Statement.

                                EXHIBIT 24.1


                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Jeffrey C. Kalb does hereby make, constitute and appoint John Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 2,335,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on December 31, 1995.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                                /s/ Jeffrey C. Kalb
                                                Jeffrey C. Kalb

Dated:  July 20, 1995

                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Wade F. Meyercord does hereby make, constitute and appoint Jeffrey C. Kalb, John Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 2,335,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on December 31, 1995.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                                    /s/ Wade Meyercord
                                                    Wade F. Meyercord

Dated:  July 21, 1995

                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Angel G. Jordan does hereby make, constitute and appoint Jeffrey C. Kalb, John Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 2,335,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission
(the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on December 31, 1995.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                                    /s/ Angel G. Jordan
                                                    Angel G. Jordan

Dated:  July 21, 1995

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, C.K.N. Patel does hereby make, constitute and appoint Jeffrey C. Kalb, John Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 2,335,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on December 31, 1995.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                                     /s/ C.K.N. Patel
                                                     C.K.N. Patel

Dated:  July 21, 1995

                             POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Stuart Schube does hereby make, constitute and appoint Jeffrey C. Kalb, John Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 2,335,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on December 31, 1995.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                                     /s/ Stuart Schube
                                                     Stuart Schube

Dated:  July 21, 1995

                              Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, John L. Sprague does hereby make, constitute and appoint Jeffrey C. Kalb, John Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 2,335,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on December 31, 1995.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                                     /s/ John L. Sprague
                                                     John L. Sprague

Dated:  July 21, 1995

                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, John Trewin does hereby make, constitute and appoint Jeffrey C. Kalb and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 2,335,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on December 31, 1995.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                                    /s/ John Trewin
                                                    John Trewin

Dated:  July 21, 1995